UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2023

PERDOCEO EDUCATION CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Rd. Suite 350
Schaumburg, Illinois		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to correct a clerical mistake as to the amounts of the additional bonus awards granted by the Compensation Committee of the Board of Directors of Perdoceo Education Corporation to Mr. Kline and Ms. Baskel. The Compensation Committee granted Mr. Kline an additional cash bonus award in the amount of $240,670, rather than $370,260 as reported in the original Form 8-K. The Compensation Committee granted Ms. Baskel an additional cash bonus award in the amount of $227,500, rather than $350,000 as reported in the original Form 8-K. The disclosure below amends and restates the Item 5.02 disclosure to correct these clerical mistakes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Award Program

On March 7, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Perdoceo Education Corporation (the “Company”) approved the 2023 Annual Incentive Plan (the “2023 AIP”). The 2023 AIP updates the nomenclature of the financial performance measure used in the Company’s 2022 Annual Incentive Plan (the “2022 AIP”) from adjusted EBITDA to adjusted operating income to be consistent with the Company’s external reporting. The 2023 AIP is similar to the 2022 AIP in all other material respects. As with the 2022 AIP, the 2023 AIP will use a company-wide adjusted operating income performance component (80% weighting) and an individual goals performance component (20% weighting) for the most senior level participants, including the Company’s executive officers. Achievement of the target level of performance for the adjusted operating income performance component results in a payout factor of 100%, with achievement of a threshold adjusted operating income performance level required for any payments under the 2023 AIP and a payment cap of 200% of a participant’s AIP target value. In addition, the payout opportunity for the individual goals performance component will also vary based on the level of achievement of the adjusted operating income performance component to further support the achievement of the Company’s business objectives.

The foregoing description is not a complete description of all of the rights and obligations under the 2023 AIP and is qualified in its entirety by reference to the 2023 AIP, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Other Compensation Matters

On March 7, 2023, the Committee approved revised compensation arrangements for certain executive officers. The Committee approved the following increased base salaries, effective March 1, 2023: $650,000 for Mr. Hurst, $489,720 for Mr. Ghia, $388,773 for Mr. Kline, $386,750 for Ms. Baskel and $388,500 for Mr. Jansen. In addition, effective for 2023, Mr. Hurst’s AIP target value was increased from 85% to 100% of base salary, and Mr. Ghia’s AIP target value was increased from 80% to 90% of base salary. On March 7, 2023, the Committee also awarded additional and retention bonus awards to certain named executive officers. The Committee awarded Mr. Kline an additional bonus award in the amount of $240,670, payable in cash in two equal installments on each of March 1, 2024 and 2025, and awarded Ms. Baskel an additional bonus award in the amount of $227,500, payable in cash in two equal installments on each of June 30, 2023 and March 1, 2024. These awards were made in recognition of Mr. Kline’s and Ms. Baskel’s contributions and as a retention tool because of their critical role as leaders of our academic institutions. The Committee also awarded a retention bonus of $60,000 to Mr. Jansen, payable in cash on June 30, 2023, in recognition of his efforts in overseeing recent acquisitions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the “Exhibit Index” which is contained herein and incorporated herein by reference.

Exhibit Index

Exhibit Number	Description of Exhibit

*10.1	2023 Annual Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

Date:	March 13, 2023	By:	/s/Ashish R. Ghia
Ashish R. Ghia Senior Vice President and Chief Financial Officer